Exhibit 5.1

February 12, 2026

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

Xilio Therapeutics, Inc.

828 Winter Street, Suite 300

Waltham, Massachusetts 02451

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-285703), as amended (the “Registration Statement”), filed by Xilio Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, warrants to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”), and (ii) the final prospectus supplement, dated February 11, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale by the Company pursuant to the Registration Statement of pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 74,780,300 shares of Common Stock (the “Pre-Funded Warrant Shares”).

The Pre-Funded Warrants are to be offered and sold by the Company pursuant to an underwriting agreement, dated February 11, 2026 (the “Underwriting Agreement”), entered into by and between the Company and Leerink Partners LLC, as representative of the underwriter named in the Underwriting Agreement, which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Pre-Funded Warrants. We have examined and relied upon a copy of the Registration Statement and a copy of the Prospectus, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the form of Pre-Funded Warrant, minutes of meetings and actions of the stockholders and the Board of Directors of the Company, including the committees thereof, as provided to us by the Company, the Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Pre-Funded Warrants on the validity or enforceability of any other provision thereof, (d) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (e) which provides that the terms of the Pre-Funded Warrants may not be waived or modified except in writing or (f) relating to choice of law or consent to jurisdiction.

We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Pre-Funded Warrants have been duly authorized by the Company and, when the Pre-Funded Warrants are executed by the Company and delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will constitute valid and binding obligations of the Company.

2.

The Pre-Funded Warrant Shares have been duly authorized and, when issued, delivered and paid for upon exercise of the Pre-Funded Warrants in accordance with the provisions of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Pre-Funded Warrants and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP

WILMER CUTLER PICKERING HALE AND DORR LLP